The Omni - Channel Lease - to - Own Provider for Consumers and Businesses FPAY SEPTEMBER 2018 Investor Presentation Filed pursuant to Rule 433 Registration Statement No. 333 - 226823 August 31, 2018

This presentation includes forward - looking statements that are made pursuant to the "safe harbor" provisions of the private securities litigation reform act of 1995 . Forward - looking statements reflect our current views with respect to future events and involve inherent risks and uncertainties which could cause actual results to differ materially from our historical experience and present expectations or projections as a result of various factors, including those risks and uncertainties described in the risk factors and in management’s discussion and analysis of financial condition and results of operations sections of the prospectus included in our registration statement on Form S - 1 (No . 333 - 226823 ) and the Company’s most recently filed annual report on form 10 - k and subsequently filed quarterly reports on form 10 - q, each filed with the Securities and Exchange Commission . One can find many (but not all) of these statements by looking for terms such as "believe," "expect," “hope,” ”project,” "may," "will," "should," “would,” "could," "seek," "intend," "plan," "estimate," "anticipate" and similar terms . all statements other than statements of historical facts included in this presentation, including statements regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward - looking statements . We urge you to consider those risks and uncertainties in evaluating our forward - looking statements . We caution readers not to place undue reliance upon any such forward - looking statements, which represent our estimates and assumptions only as of the date hereof . except as required by law, we undertake no obligation to update any forward - looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise . We anticipate that subsequent events and developments will cause our views to change . In this presentation, we refer to information regarding potential markets and other industry data . We believe that all such information has been obtained from reliable sources that are customarily relied upon by companies in our industry . However, we have not independently verified any such information . This presentation includes calculations not calculated or presented in accordance with US GAAP . We believe these non - GAAP measures provide useful supplemental information for period - to - period comparisons of our business and can assist investors and others in understanding and evaluating our operating results . However, these non - GAAP measures should not be considered in isolation or as an alternative to any measures of financial performance calculated and presented in accordance with GAAP . Other companies may calculate this non - GAAP measure differently than we do . The trademarks/logos appearing in this presentation belong to their respective owners and do not provide or imply any endorsement, sponsorship or affiliation . Forward Looking Statements FPAY FPAY 2

This presentation highlights basic information about the Company and the offering . Because it is a summary, it does not contain all of the information that you should consider before investing . This offering may only be made by means of a prospectus . Except as otherwise indicated, this presentation speaks only as of the date hereof, August 31 , 2018 . This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offering of solicitation . Neither the Securities and Exchange Commission (the ”SEC”) nor any other regulatory body has approved or disapproved of our securities or passed upon the accuracy or adequacy of this presentation . Any representation to the contrary is a criminal offense . This presentation includes industry and market data that we obtained from industry publications and journals, third - party studies and surveys, internal company studies and surveys, and other publicly available information . Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable . Although we believe the industry and market data to be reliable as of the date of this presentation, this information could prove to be inaccurate . Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties . In addition, we do not know all of the assumptions that were used in preparing the forecasts from the sources relied upon or cited herein . We have filed a registration statement on Form S - 1 (including a preliminary prospectus) with the U . S . Securities and Exchange Commission (the “SEC”) for the offering to which this presentation relates . The registration statement has not yet become effective . Before you invest, you should read the preliminary prospectus in the registration statement (including the risk factors described therein) and other documents we have filed with the SEC for more complete information about the Company and the offering . You may get these documents for free by visiting EDGAR on the SEC website at http : //www . sec . gov/ . Alternatively, the Company or any underwriter participating in the offering will arrange to send you the prospectus if you contact : ThinkEquity , a division of Fordham Financial Management, Inc . , Prospectus Department, 17 State Street, 22 nd Floor New York NY 10004 , telephone (646) 968 - 9355 , email : prospectus@think - equity . com . Free Writing Prospectus FPAY FPAY 3

Offering Summary

Issuer:	FlexShopper, Inc.
Listing /Symbol:	NASDAQ/FPAY
Expected Offering Size:	~$15,000,000 (100% Primary)
Over-Allotment Option:	15% (100% Primary)
Use of Proceeds:	Working capital and other general corporate purposes to support growth initiatives. Repayment of debt to reduce interest expense.
Sole Book-Runner:	ThinkEquity, a division of Fordham Financial Management Inc.

NASDAQ FPAY
FlexShopper 4

We facilitate both sides of consumers’ Lease - to - Own purchases FOR CONSUMERS (B2C) A simple application completed online or in store provides immediate purchasing power to non - prime consumers to shop for what they want, where they want. FOR RETAILERS (B2B) We provide an attractive alternative to their non - prime retail customers which helps retail partners SAVE THE SALE.

▪ Largest online Lease - to - Own (LTO) marketplace and unique, proprietary technology platform serve B2C and B2B channels ▪ Largely untapped $25B addressable market ▪ Strong and consistent lease economics generating 1.4x cash lease portfolio returns ▪ Rapid revenue growth exceeding $75M in annual run - rate sales in four years ▪ High repeat customer base and increasing customer lifetime value ▪ Recently completed Company’s largest B2B retail rollout to 726 tire stores ▪ Industry differentiator: Received Notice of Allowance from USPTO for patent application directed to a system that enables LTO transactions through ecommerce websites ▪ Investor base includes PIMCO and Waterfall Asset Management Investment Highlights FPAY FPAY 6

We Moved a 60 - Year Old Rent - to - Own Industry Online • Created the largest online marketplace with over 150,000 items • Fully - automated the underwriting process • Our primary marketplace retail partners are the largest online retailers in the world • Dropship model with no inventory risk FPAY FPAY 7

Online Marketplace Via feeds, lists retailers’ products on FlexShopper.com In - Store to SAVE THE SALE Digital mobile payment solution for POS Payment Method FlexShopper as a payment option on retailers’ ecommerce sites The Only Omni - Channel LTO Provider Allows retailers to reach an incremental, untapped market and “save the sale” with consumers that do not qualify for traditional credit FPAY FPAY 8

Convergence of Forces Creating vLTO Market Opportunity ▪ For over 60 years, customers went to physical RTO store locations ▪ Lease - to - Own transactions occurring outside of traditional brick and mortar rent - to - own stores created the virtual LTO (vLTO) market Consumers recognize that they have more convenient options to acquire the products they want Retail climate leading retailers to embrace “save the sale” financing to increase sales $25B vLTO Market 50 million American households are underbanked, sub - prime or credit invisible FPAY FPAY 9 Technology advances enable instant underwriting

RTO/LTO Industry Revenue Growth ($B) 2006 - 2012 ▪ Minimal impact in last recession and rebounded immediately after the 2008 Financial Crisis ▪ Non - Prime is the least volatile credit sector during a credit downturn ▪ RTO consumer base least impacted by economic cycles Historically a Recession Resilient Industry $6.8 $6.6 $7.6 $8.5 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 2006 2008 2010 2012 53% 40% 42% 39% 21% 0% 10% 20% 30% 40% 50% 60% Super Prime Prime Plus Prime Near Prime Non-Prime Delinquency Volatility by Credit Segment Sources: APRO and TransUnion data FPAY FPAY 10

About US

$5.0 $20.7 $47.6 $67.0 $34.1 $39.0 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 2014 2015 2016 2017 1H 2017 1H 2018 ▪ We offer a 52 - week term lease - to - own product with a spending limit that can be used across all channels ▪ Weekly payments are debited via automatic ACH payments from a customer’s bank account x After making all payments, the customer owns the merchandise x Customers can make a 90 - day same as cash or early payoff after 90 days resulting in a 35% savings x At any time the customer can choose to return the merchandise to FlexShopper FlexShopper Overview Revenue (in $ Millions) 1. Customer wants to lease a product 2. ACH - secured Lease - to - Own purchasing option 3. Assumes some customers utilize early payment option 4. Bad - Debt Assumption of 33% or (0.7x) Value to Customer Future Value to FPAY Discounted Value to FPAY Net Value to FPAY = 1.0x = 2.3x = 2.1x = 1.4x 40% Return Illustrative Economics FPAY FPAY 12

1.45 x 1.35 x 1.43 x 1.41 x 1.47 x 1.4 0x 1.38 x 1.43 x 1.44 x 1.47 x 1Q2015 2Q2015 3Q2015 4Q2015 1Q2016 2Q2016 3Q2016 4Q2016 1Q2017 2Q2017 Overview of Portfolio Performance and Management ▪ Management focuses on its net cash on cash returns, when considering portfolio performance . ▪ Products are priced to deliver a 1 . 4 x cash on cash return over the retail price of the product after factoring in losses . 1x = COGS Portfolio Performance Historical Cash - on - Cash Returns 2015 2016 2017 0.7x 1.6x 1.3x 1.0x FPAY FPAY 13

Uniquely Positioned Business Model

- 50 million American households are underbanked, subprime or credit invisible
- Traditional RTO providers focus on larger home goods
- FlexShopper specializes in the market's largest segment, consumer electronics



$25 Billion Addressable Market
44%
22%
17%
13%
4%
Electronics
Mobile
Bedding /Furniture
Other
Appliances



FPAY Product Mix
47%
16%
8%
6%
23%
Electronics
Computers
Appliances
Furniture
Other

FlexShopper is the only Omni-Channel "pure play" vLTO company

FlexShopper®

- No brick and mortar stores or inventory
- Selection of 150,000+ items plus "endless aisle" alternatives both online and in-store; Largest LTO marketplace in US with high repeat customer base
- Automated underwriting process
- Four years experience underwriting e-commerce consumer electronics

Competitors

- Brick and mortar LTO sales continue to decline
- Minimal online shopping experience with a limited inventory selection
- Significant infrastructure costs supporting stores and inventory
- Longer in-store and online application process focused on underwriting a product/item instead of a spending limit

Sources: Company, Wall Street Resources, Transunion

NASDAQ FPAY
FlexShopper 14

Competitive Advantages

	Bank account required	Debit/Credit card required	Number of application fields	Down Payment / Application Fee	Incremental cost for 90-Days Same-as-Cash	Pay at Register	Seamless LTO Checkout on your e-commerce site
FlexShopper (lease to own the brands you love)	**Yes**	**No**	**26**	**No** First Payment is First Friday After Delivery	**$50**	**Yes**	**Yes**
Competitors	Yes	Yes	45+	Yes	~10% of Retail Price	No	No

An "Integration-less" Solution at the POS; Faster to Roll-Out Through Custom Apps



1

Customer can text "FLEX" to 99000 and receive a link to download the free FlexShopper Wallet App for iOS or Android.



2

Then applies for a spending limit for up to $2,500. **Decision in seconds!**



3

Customer submits products and reviews & signs lease.



4

Customer presents digital mobile payment at POS.

NASDAQ FPAY
FlexShopper 15

Lease Origination Ecosystem

"Free" sales to retailers encourage their adoption of FlexShopper's B2B Solutions

Direct to Consumer (B2C)		Retail Partners (B2B)	
B2C customers build a relationship with the FlexShopper brand and continues to develop a highly repeat base of customers		Challenging retail climate leads to retailers embracing "save the sale" financing with new consumers.	
e-commerce Marketplace	FlexShopper.com; Core origination channel facilitating repeat customers	Online Payment Method	Offered to customers at check out on a retailer's website
FlexShopper Wallet (App)	Smartphone app allowing consumers to instantly apply for a spending limit and lease-purchase the product by taking photos at any retailer	In-Store	Old Way: Use of tablets, kiosks, or POS integration Our Way: Mobile app with a virtual card that can be used to lease-purchase at retailers' POS with no integration
Personal Shopper	An "endless aisle" feature that allows the customer to lease-purchase via item URL from any retail website	"Waterfall" Integrations	2nd look financing alternative for retailers

"Free" lease originations from retailers help subsidize FlexShopper's marketing costs

NASDAQ FPAY FlexShopper 16

Revenues (in $ millions) Consistent Topline & Bottom Line Growth $9.0 $21.8 $35.2 $40.0 $14.5 $18.5 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 2014 2015 2016 2017 1H2017 1H 2018 $5.0 $20.4 $47.6 $67.0 $34.1 $39.0 $0.0 $20.0 $40.0 $60.0 $80.0 2014 2015 2016 2017 1H 2017 1H 2018 $0.2 $4.0 $10.9 $15.5 $7.3 $8.3 $0.0 $5.0 $10.0 $15.0 $20.0 2014 2015 2016 2017 1H 2017 1H 2018 Gross Originations (in $ millions) ▪ Originations growth combined with greater marketing efficiency helping EBITDA ▪ Negative EBITDA in the previous periods is driven by marketing expense which built a large base of repeating customers Gross Profits (in $ millions) - 48.6% - 40.9% - 29.8% - 12.7% - 7.9% -$12.0 M -$10.0 M -$8.0 M -$6.0 M -$4.0 M -$2.0 M $0.0 M -60.0% -50.0% -40.0% -30.0% -20.0% -10.0% 0.0% 2014 2015 2016 2017 H1'18 EBITDA Marketing Expenses %EBITDA / Net Originations EBITDA & %EBITDA by Net Originations FPAY FPAY 17

Strong gross margin and repeat business enhances returns Customer Lifetime Value Lease - Purchase Dollars Per Customer Marketing Efficiency Illustration Total dollars per customer $1,170 Lease Profit 40% Lease Profit per Customer $468 Customer Acquisition Cost ($140) Profit Per Customer $328 Marketing Efficiency 2.3x $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 2015 Qtr1 2016 Qtr1 2017 Qtr1 - 0.5 1.0 1.5 2.0 2.5 3.0 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 Average customer generates ~$1200 in total lease purchases in 3 yrs. Average customer generates ~2.5 to 3x leases in 3 yrs. Leases Per Customer FPAY FPAY 18

Primed for Increased B2B Growth

National Tire Retailer Partnership Accelerating Our B2B Growth



Legacy Number of Retail Stores
STORE ROLL OUTS
31
43
130
322
553
765
1Q2018
Apr-18
May-18
Jun-18
Jul-18
Aug-18

Marketing Efficiency Through Digital Expansion & Enhanced Underwriting



Customer Acquisition Cost
$280
$194
$165
$143
2016
2017
1Q2018
2Q2018

Industry Differentiation - Payment Method

Received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for our patent application directed to a system that enables e-commerce servers the ability to complete LTO transactions through their e-commerce websites.



VISA
mastercard
DISCOVER
Pay with FlexShopper
lease to own

NASDAQ FPAY
FlexShopper 19

Management Team Brad Bernstein, President & CEO, is a co - founder of FlexShopper, Chief Executive Officer, President, and Chairman of the Board . Mr . Bernstein served as President and Chief Financial Officer of the Company from January 2007 through December 2014 , during which time the Company was named Anchor Funding Services, Inc . and primarily engaged in the business of providing accounts receivable financing to businesses in the United States . Mr . Bernstein became CEO of FlexShopper in December 2014 . Previously, Mr . Bernstein was employed by Preferred Labor LLC from March 1999 through January 2007 . Mr . Bernstein served Preferred Labor LLC as its Chief Financial Officer and later as its President . Before joining Preferred Labor LLC, Mr . Bernstein was a partner of Miller, Ellin Consulting Group, LLP, where he advised commercial and investment banks, asset - based lenders, and alternative finance companies in connection with debt or equity investments . Mr . Bernstein has used his banking relationships to raise debt and negotiate and structure financing for companies . Mr . Bernstein brings to the Board his financial and business expertise as a Certified Public Accountant . Mr . Bernstein received a Bachelor of Arts degree from Columbia University . Mr . Bernstein’s executive experience with FlexShopper positions him well to serve as the Chairman of the Board . Russ Heiser, CFO, has served as our Chief Financial Officer since December 2015 . From July 2015 to December 2015 , Mr . Heiser served as a consultant to the Company . From 2008 to 2015 , Mr . Heiser served as an advisor to family offices in South Florida . In this role, Mr . Heiser focused on venture capital and private equity investments and was responsible for sourcing, financial analysis, transaction execution and management of portfolio companies across a variety of sectors . From 2004 to 2008 , Mr . Heiser was an Executive Director in the Investment Banking Division at UBS in New York and, from 2001 to 2004 , was an Associate in the Investment Banking Division at Bear, Stearns & Co . in New York . Mr . Heiser received his BS in Accounting from the University of Richmond and an MBA from Columbia Business School . Over the course of his career, Mr . Heiser has earned both CPA and CFA designations . Ravi Radhakrishnan, CRO, has served as our Chief Risk Officer since February 2016 and was appointed as an executive officer of the Company in April 2018 . In his role, Mr . Radhakrishnan manages the Company’s underwriting and lease portfolio strategies and heads the Company’s data science team . From 2012 to 2016 , Mr . Radhakrishnan led credit valuations strategy for Bank of America’s card division as a Senior Vice President . There, he helped implement profitability - driven underwriting across the risk segments and products for its multi - billion dollar consumer portfolio asset . Previously, he managed the Decision Insights group for JPMorgan Chase Bank to drive growth through advanced analytics . Before that, he spent a decade at Capital One and HSBC Banks managing their customer acquisition programs for direct channels . Mr . Radhakrishnan received his MS in Industrial & Systems Engineering from Virginia Tech and BS in Engineering from Regional Engineering College in India . FPAY FPAY 20

Board of Directors James D . Allen , has been a director since February 2016 . Mr . Allen currently serves as Chief Financial Officer of Hollander Sleep Products, LLC . From July 2003 through November 2014 , Mr . Allen served as VP Operations and Group CFO of Sun Capital Partners, a leading global private equity firm with an excess of $ 10 billion under management . From August 2008 through September 2014 , Mr . Allen was a Partner and Group CFO of London - based Sun European Partners . From July 2002 to July 2003 , Mr . Allen was CAO of Mattress Firm, Inc . and served for eight years in various capacities (President and COO, CFO and President of two operating divisions) at Tandycrafts , Inc . (NYSE : TAC) . Mr . Allen was a Senior Manager at the accounting firm of Price Waterhouse (now PwC) . Mr . Allen received a B . B . A . degree, majoring in management and accounting, from Evangel University in Springfield, Missouri . Daniel Ballen , has been a director since November 2016 . Mr . Ballen is a Senior Vice President and Portfolio Manager for the alternative investment complex of Pacific Investment Management Company LLC (“PIMCO”), where he focuses on corporate private equity and special situations investing in both North America and Europe . Prior to joining PIMCO in 2014 , Mr . Ballen was a member of the private equity investment teams at Pine Brook Partners and Bain Capital, where he executed and managed a number of private equity investments, with a particular focus on companies in the financial services sector . Mr . Ballen started his career in the investment banking division of Bear, Stearns & Co . , where he was a member of the U . S . financial institutions advisory team . Mr . Ballen received a Bachelors degree, Summa Cum Laude, from Emory University . T . Scott King , has been a director since November 2014 . From April 2014 through September 2014 , Mr . King served as Interim Chief Executive Officer of Gordmans Stores, Inc . (NASD : GMAN) . Mr . King has also served as Chairman of the Board of Gordmans Stores, Inc . From 2003 through 2014 , Mr . King served as Senior Managing Director of Operations of Sun Capital Partners . From 1999 through 2003 , he served as President and Chief Executive Officer of Waterlink Inc . Prior to his tenure at Waterlink Inc . , Mr . King was employed for approximately 20 years with Sherwin - Williams Company . Mr . King has served on the Board of Directors of The Limited, ShopKo, Furniture Brands Inc . and Boston Market . He also served on the Board of Advisors of State University of New York at Oswego, School of Business, where he received his Bachelor of Arts in Business . Carl Pradelli , has been a director since July 2014 . Since 2002 , Mr . Pradelli has served as President, CEO, co - founder and a director of Nature City LLC . Nature City LLC principally markets via direct mail and e - commerce channels . From 2002 through 2011 , Mr . Pradelli also served as President, CEO and co - founder of Advanced Body Care Solutions . Previously, he served as Senior Vice President of the investment banking firm Donaldson, Lufkin & Jenrette, which was acquired in 2000 by Credit Suisse First Boston . From 1999 to 2004 , Mr . Pradelli served as a director of Duane Reade, Inc . and on its compensation and governance committees . Mr . Pradelli received an MBA from Wharton Business School at the University of Pennsylvania and a Bachelors of Science in Finance and Accounting from Stern School of Business at New York University . Katherine Verner , has been a director since November 2016 . Ms . Verner is an Executive Vice President and Portfolio Manager at PIMCO focused on the oversight of private equity investments within the firm’s alternative investment complex . Ms . Verner has over 25 years of experience in finance and real estate investing for private equity funds, including Oaktree Capital, ORIX and Goldman Sachs/Whitehall . Prior to joining PIMCO, she was a Managing Director of a start - up NPL platform in Europe for Oaktree Capital and Chief Operating Officer of two corporate finance companies, Goldman Sachs Specialty Lending Group and ORIX Finance, and Director of Executive Operations for Goldman Sachs’ international asset management platform . Ms . Verner received a Bachelor of Science degree from Texas A&M University and a Masters in Real Estate from the University of Denver . FPAY FPAY 21

Financials & Growth Drivers FPAY

Use of Non GAAP Financial and Adjusted Results Management believes that Adjusted Gross Profit and Adjusted EBITDA, provide relevant and useful information which is widely used by analysts, investors and competitors in our industry in assessing performance . Adjusted Gross Profit represents GAAP revenue less the provision for doubtful accounts and cost of leased inventory and inventory sold . Adjusted Gross Profit provides us with an understanding of the results from the primary operations of our business . We use Adjusted Gross Profit to evaluate our period - over - period operating performance . This measure may be useful to an investor in evaluating the underlying operating performance of our business . Adjusted EBITDA represents net income before interest, stock - based compensation, taxes, depreciation (other than depreciation of leased inventory) and amortization . We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes . Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure : • is widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company ; • is a financial measurement that is used by rating agencies, lenders and other parties to evaluate our credit worthiness ; and • is used by our management for various purposes, including as a measure of performance and as a basis for strategic planning and forecasting . Adjusted Gross Profit and Adjusted EBITDA are supplemental measures of FlexShopper’s performance that are neither required by, nor presented in accordance with, GAAP . Adjusted Gross Profit and Adjusted EBITDA should not be considered as substitutes for GAAP metrics such as operating loss, net income or any other performance measures derived in accordance with GAAP . FPAY FPAY 23

Income Statement For the 6 Months Ended For the 12 Months Ended June 30, 2018 June 30, 2017 Dec 31, 2017 Dec 31, 2016 Lease revenues and fees $37,925,373 $33,313,925 $65,412,131 $46,513,235 Lease merchandise sold 1,102,348 814,952 1,634,233 1,066,350 Total Revenues 39,027,721 34,128,877 67,046,364 47,579,585 Cost of lease revenues, consisting of depreciation and impairment of lease merchandise 19,395,158 16,587,622 31,453,246 22,734,553 Cost of lease merchandise sold 658,468 535,928 998,800 687,991 Provision for doubtful accounts 10,658,805 9,675,629 19,135,207 13,281,242 Marketing 2,429,187 1,630,791 6,094,330 10,193,052 Salaries and benefits 4,211,164 3,666,157 7,862,714 5,946,401 Other operating expenses 3,957,184 3,542,969 7,664,566 5,064,869 Total Costs and Expenses 41,309,966 35,639,096 73,208,863 57,908,108 OPERATING INCOME / (LOSS) (2,282,245) (1,510,219) (6,162,499) (10,328,523) Interest expense including amortization of debt issuance costs 1,979,005 1,107,295 2,168,262 1,925,184 NET INCOME / (LOSS) (4,261,250) (2,617,514) (8,330,761) (12,253,707) Cumulative dividends on Series 2 Convertible Preferred Shares 1,208,504 1,109,036 2,316,396 1,211,964 Net loss attributable to common shareholders (5,469,754) (3,726,550) (10,647,157) (13,465,671) Basic and diluted (loss) per common share Basic and diluted shares 5,331,445 5,288,975 5,290,944 5,249,476 Adjusted EBITDA Net Income / (Loss) (4,261,250) (2,617,514) (8,330,761) (12,253,707) Amortization of debt costs 293,307 236,808 473,616 451,304 Other amortization and depreciation 898,204 765,836 1,616,964 1,115,203 Interest expense 1,685,698 870,486 1,694,645 1,473,880 Stock compensation 72,481 42,211 113,952 136,308 Adjusted EBITDA (1,311,560) (702,173) (4,431,584) (9,077,012) FPAY FPAY 24

Balance Sheet June 30, 2018 Cash $2,055,948 Accounts receivable, net 4,104,683 Prepaid expenses 382,758 Lease merchandise, net 17,806,583 Total current assets 24,349,972 PROPERTY AND EQUIPMENT, net 3,073,049 OTHER ASSETS, net 94,185 Total assets 27,517,206 Current portion of loan payable under credit agreement to beneficial shareholder net of $449,226 at 2018 and $118,404 at 2017 of unamortized issuance costs 14,402,123 Accounts payable 4,513,971 Accrued payroll and related taxes 365,514 Promissory notes 3,500,000 Accrued expenses 767,921 Total current liabilities 23,549,529 Loan payable under credit agreement to beneficial shareholder net of $40,839 at June 30, 2018 and $39,468 at Dec 31, 2017 and $6 31,488 in 2016 of unamortized issuance costs and current portion 1,309,284 Total liabilities 24,858,813 STOCKHOLDERS' EQUITY Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 239,405 and 243,065 sh ares at $5.00 stated value 1,197,025 Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value 21,952,000 Common stock, $0.0001 par value - authorized 15,000,000 shares, issued and outstanding 5,469,501 shares as of 2018 and 5,294,501 as of 2017 and shares 5,287,281 as of 2016 547 Additional paid in capital 23,041,404 Accumulated deficit (43,532,583) Total stockholders' equity 2,658,393 Total liabilities and stockholder's equity 27,517,206 FPAY FPAY 25

For the 6 Months Ended For the 12 Months Ended June 30, 2018 June 30, 2017 Dec 31, 2017 Dec 31, 2016 Net Income / (Loss) (4,261,250) (2,617,514) (8,330,761) (12,253,707) Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Depreciation and impairment of lease merchandise 19,395,158 16,587,622 31,453,246 22,734,553 Other depreciation and amortization 1,191,510 1,002,644 2,090,581 1,566,507 Compensation expense related to issuance of stock options and warrants 72,481 42,211 113,952 136,308 Provision for doubtful/uncollectible accounts 10,658,805 9,675,629 19,135,207 13,281,242 Accounts receivable (10,504,020) (9,885,543) (21,212,888) (14,710,870) Prepaid expenses and other (60,167) (110,749) 32,296 (124,707) Lease merchandise (15,786,419) (11,532,939) (34,298,108) (30,100,878) Security deposits (5,928) (10,206) (1,493) Accounts payable (3,188,174) (1,337,021) 3,784,397 2,133,818 Accrued payroll and related taxes (38,832) (25,312) 108,013 44,814 Accrued expenses 108,198 80,570 535,437 (78,016) Net cash (used in) provided by operating activities (2,412,710) 1,873,670 (6,598,834) (17,372,429) CASH FLOWS FROM INVESTING ACTIVITIES Purchases of property and equipment, including capitalized software costs (1,021,551) (979,562) (2,021,538) (1,855,088) Net cash (used in) investing activities (1,021,551) (979,562) (2,021,538) (1,855,088) Proceeds from exercise of stock options 15,000 15,000 42,500 Proceeds from exercise of warrants 1,750 Proceeds from promissory notes 3,465,000 Proceeds of loans from shareholder 1,000,000 Repayment of loans from shareholder (1,000,000) Proceeds from loan payable under credit agreement 3,550,000 10,450,000 4,941,359 Repayment of loan payable under credit agreement (6,420,852) (788,207) (2,288,208) (4,172,714) Repayment of installment loan (5,604) Debt issuance related costs (69,000) Proceeds from sale of Series 2 Convertible Preferred Stock, net of related costs of $1,519,339 in ’16 20,432,661 Net cash provided by (used in) financing activities 521,294 (773,207) 8,176,792 21,243,806 (DECREASE)/INCREASE IN CASH (2,912,967) 120,901 (443,580) 2,016,289 CASH, beginning of period 4,968,915 5,412,495 5,412,495 3,396,206 CASH, end of period 2,055,948 5,533,396 4,968,915 5,412,495 Cash Flow Statement FPAY FPAY 26

Common Shares Outstanding 5,469,501 Preferred Shares Series 1 (as converted to Common) 145,197 Preferred Shares Series 2 (as converted to Common)* 3,580,296 Warrants (WAEP $7.89) 377,303 Options (WAEP $5.02) 426,400 Pre - Deal Capitalization Table * Assumes a $15M deal size and share price of $3.01 FPAY FPAY 27

Native Mobile Application Virtual debit card generated by FlexShopper mobile application pays retailer at POS, allowing retailer adoption with no integration Veteran Retail Personnel Vice President of Retail Partnerships has 22 years experience in the “save the sale” space and a strong network of retail relationships Turndown Offering The Company is seeking arrangements whereby FPAY will receive declines from second - look financing companies that offer loan products with APRs of ~ 20% (i . e . third - look product offering) B2B Growth Drivers B2C Growth Drivers Marketplace Fees The value of the FlexShopper relationship will allow the Company to charge retailers up to 8 % for marketplace sales (online B 2 C) . This fee structure has already been finalized with one of FPAY’s primary furniture partners FlexShopper Plus “Upstream” product for consumers that deserve a lower rate and find LTO too expensive . Enables FlexShopper to monetize more site traffic and increase conversion FlexShopper Ambassador Program New lease channel focusing on a direct sales program that pays ambassadors referral fees . The refer - a - friend payout is lower than other B 2 C acquisition channels FPAY FPAY 28

Entire Business Growth Drivers

Digital Marketing Expansion

Significant growth enhancements realizable in digital marketing channels for both prospecting and remarketing

Underwriting Innovation

Continue to safely expand approval rates targeting higher quality consumers and introducing new channels and products. Higher approval rates translates into lower CPCu, which means additional scaling through affiliates, turn-downs, etc.

Add on Products

Club and Loss Damage Waiver products traditionally make up ~20% of brick and mortar LTO revenue and provide high margin ancillary revenue

FlexShopper Club: Complementary add-on revenue channel that offers wellness, medical and lifestyle benefits for low monthly fees. This is a high margin product administered by a third-party

Loss Damage Waiver: New billing system will enable for sale of "warranty-type" product for repairs, theft, etc.

NASDAQ FPAY
FlexShopper 29

Investment Summary ▪ Largest online lease - to - own (LTO) marketplace and unique proprietary technology platform serves B2C and B2B channels ▪ Largely untapped $25B addressable market ▪ Strong and consistent lease economics generating 1.4x cash lease portfolio returns ▪ Rapid revenue growth exceeding $75M in annual run - rate sales in four years ▪ High repeat customer base and increasing customer lifetime value ▪ Recently completed Company’s largest B2B retail rollout to 726 tire stores ▪ Industry differentiator: Received Notice of Allowance from USPTO for patent application directed to a system that enables LTO transactions through ecommerce websites ▪ Investor base includes PIMCO and Waterfall Asset Management FPAY FPAY 30

FPAY Investor Relations Agency Jeremy Hellman Senior Associate The Equity Group 212 - 836 - 9626 jhellman@equityny.com FlexShopper, Inc. Investor Relations ir@flexshopper.com FlexShopper, Inc.